QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the use in the Post-Effective Amendment No. 1 of the Registration Statement on Forms F-4 and S-4 of Cascades Inc. of our report dated January 28, 2003 (February 6, 2003 for note 7 a)) relating to the consolidated financial statements of Cascades Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Montreal, Canada
October 31, 2003

QuickLinks

CONSENT OF INDEPENDENT AUDITORS